Exhibit 10.9

TRAEGER, INC.

2021 INCENTIVE AWARD PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE

Traeger, Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) the performance-based Restricted Stock Units (the “PSUs”) described in this Performance-Based Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the Traeger, Inc. 2021 Incentive Award Plan (as amended from time to time, the “Plan”) and the Performance-Based Restricted Stock Unit Agreement attached hereto as Exhibit A, the Vesting Schedule attached as Exhibit B (Exhibits A and B, collectively, the “Agreement”) and the Release attached as Exhibit C, all of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:	Jeremy Andrus

Grant Date:	[Effective on later of closing of IPO and date Form S-8 filed]

Number of Total PSUs:	[________][1]

Expiration Date	[Tenth anniversary of IPO closing date]

Vesting Schedule:	Exhibit B

By accepting (whether in writing, electronically or otherwise) the PSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement.

TRAEGER, INC.	PARTICIPANT

By:

Name:	Jeremy Andrus

Title:

[1]	NTD: Number of PSUs to represent, following the grant of all IPO-related equity awards (including this Award), 4% of the fully-diluted shares of common stock.

Exhibit A

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

WHEREAS, the Company has granted the PSUs to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”);

WHEREAS, in connection therewith, the parties desire to enter into this Performance-Based Restricted Stock Unit Agreement (this “Agreement”); and

WHEREAS, the Company and Participant expect that Participant will not be eligible to receive a Company long-term incentive or equity-based compensatory award prior to calendar year 2027 or, if earlier, a Change in Control.

NOW, THEREFORE, the Company and Participant hereby agree as follows:

ARTICLE I.

GENERAL

1.1 Award of PSUs and Dividend Equivalents.

(a) Each PSU represents the right to receive one Share, as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the PSUs have vested.

(b) The Company hereby grants to Participant, with respect to each PSU, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable PSU is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid. Any Dividend Equivalents granted in connection with the PSUs issued hereunder, and any amounts that may become distributable in respect thereof, shall be treated separately from such PSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A.

1.2 Incorporation of Terms of Plan. The PSUs and Dividend Equivalents are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference.

1.3 Unsecured Promise. The PSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

1.4 Definitions. Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or in the Plan. In addition, the following defined terms shall apply:

(a) “Cause” means the occurrence of any one or more of the following events:

(i) Participant’s willful misconduct or gross negligence in the performance of Participant’s duties as Chief Executive Officer or, if applicable, Executive Chairman of the Board, in either case, which causes the Company or its Subsidiaries material harm;

(ii) Participant’s repeated willful failure to follow the lawful directives of the Board that are not inconsistent with his position as Chief Executive Officer or, if applicable, as

Executive Chairman of the Board (other than as a result of death or physical or mental incapacity), in either case, which causes the Company or its Subsidiaries material harm;

(iii) Participant’s conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude if it impacts the reputation or goodwill of the Company or its Subsidiaries;

(iv) Participant’s performance of any material act of theft, embezzlement, fraud, dishonesty or misappropriation of the property of the Company or its Subsidiaries; or

(v) Participant’s use of illegal drugs, or Participant’s abuse of alcohol that materially impairs Participant’s ability to perform Participant’s duties contemplated hereunder; or

(vi) Participant’s material breach of any obligation under any written agreement with the Company or its Subsidiaries or under any applicable written policy of the Company or its Subsidiaries that has been provided to or made available to Participant (including any code of conduct or harassment policies) which causes the Company material harm.

Notwithstanding the foregoing, “Cause” shall not include or be predicated upon any act or omission by Participant which is taken or made either (A) at the direction of the Board, (B) in good faith under Participant’s reasonable belief that the act or omission was in the best interest of the Company or its Subsidiaries, (C) pursuant to the advice of the Company’s counsel, or (D) to comply with a lawful court order, directive from a federal, state or local government agency or industry regulatory authority, or subpoena. The Company shall provide Participant with a written notice detailing the specific circumstances alleged to constitute Cause within ninety (90) days after the Board (other than Participant) first knows, or with the exercise of reasonable diligence would know, of the occurrence of such circumstances, and, except with respect to clause (iii) above, any determination of Cause by the Company will be made by a resolution approved by a majority of the members of the Board (other than Participant, as applicable) within thirty (30) days following the expiration of Participant’s cure period followed by a termination of Participant’s employment within such thirty (30) day period, provided that no such determination or termination may be made until Participant has been given written notice detailing the specific Cause event and a period of thirty (30) days following receipt of such notice to cure such event (if susceptible to cure) in all material respects to the reasonable satisfaction of the Board. Otherwise, any claim of such circumstances as “Cause” shall be deemed irrevocably waived by the Company. Notwithstanding anything to the contrary contained herein, Participant’s right to cure shall not apply if there are habitual breaches by Participant.

(b) “Disability” means a permanent and total disability under Code Section 22(e)(3).

(c) “Good Reason” means the occurrence of any one or more of the following events without Participant’s prior written consent, unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) as provided below:

(i) material diminution in Participant’s duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by Applicable Laws) or removal from any of Participant’s executive officer positions;

(ii) a change in the geographic location of Participant’s principal work location with the Company by more than 35 miles from its existing location;

(iii) assignment to Participant of any duties inconsistent with Participant’s position, titles and offices as set forth above; or

(iv) the Company’s material breach of this Agreement, that certain Management Stockholders’ Agreement by and between the Company and Participant, dated as of [____], 2021, the Employment Agreement, that certain letter agreement by and between the Company and Participant, dated as of [____], 2021 (the “Side Letter”), or any amendment to any of the foregoing, or any agreement that supersedes either or both of the Employment Agreement and/or the Side Letter.

Notwithstanding the foregoing, Participant will not be deemed to have resigned for Good Reason unless (A) Participant provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by Participant to constitute Good Reason within 90 days after the date of the occurrence of any event that Participant knows or should reasonably have known to constitute Good Reason, (B) the Company fails to cure such acts or omissions in all material respects to the reasonable satisfaction of Participant within 30 days following its receipt of such notice (provided that the Company’s right to cure shall not apply if there are habitual breaches by the Company), and (C) the effective date of Participant’s termination for Good Reason occurs no later than 60 days after the expiration of the Company’s cure period. Otherwise, any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by Participant.

(d) “Qualifying Termination” means a termination of Participant’s Service either by the Company without Cause, by Participant for Good Reason or due to Participant’s death or Disability.

(e) “Service” means Participant’s employment or service with the Company as its Chief Executive Officer, or as Executive Chairman.

ARTICLE II.

VESTING; FORFEITURE; SETTLEMENT

2.1 General Vesting. The PSUs will be earned and vest in connection with the achievement of Price Per Share Goals as defined in and as set forth in Exhibit B, subject to Participant’s continued Service with the Company or its Affiliates through the applicable Vesting Date(s) (as defined in Exhibit B), except to the extent provided in Sections 2.2 and 2.3 below. Dividend Equivalents (including any Dividend Equivalent Account balance) will vest upon the vesting of the PSUs with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.

2.2 Change in Control. If (i) a Change in Control occurs, (ii) Participant remains in continued Service until at least immediately prior to the Change in Control, and (iii) some or all PSUs remain outstanding as of immediately prior to such Change in Control, then:

(a) Any then-unvested Earned PSUs will vest immediately prior to the closing of such Change in Control.

(b) With respect to any PSUs that are not Earned PSUs, if a Price Per Share Goal is first achieved based on the CIC Price (or, with respect to a Non-Transactional Change in Control, if the Price Per Share Goal is achieved as of the Change in Control date), then any PSUs to which such Price Per Share Goal applies shall become Earned PSUs (as defined in Exhibit B) as of immediately prior to the closing of such Change in Control. In addition, if the CIC Price (or, with respect to a Non-Transactional Change in Control, the Price Per Share as of the Change in Control date) falls between two Price Per Share Goals, then an additional number of PSUs shall become Earned PSUs immediately prior to the closing of such Change in Control equal to a number of PSUs determined using straight line interpolation between the Price Per Share Goals between which such price falls. Any PSUs that become Earned PSUs in accordance with this Section 2.2(b) will vest immediately prior to the closing of such Change in Control.

Notwithstanding the generality of the foregoing, in the event that a Price Per Share Goal was achieved prior to the Change in Control, no additional PSUs shall become Earned PSUs pursuant to the first sentence of this Section 2.2(b) with respect to such Price Per Share Goal.

(c) Notwithstanding anything to the contrary contained in Section 8.3 of the Plan, if, following the application of Sections 2.2(b), any PSUs have not become Earned PSUs as of (or in connection with) the Change in Control, then such PSUs automatically will be forfeited and terminated as of immediately prior to such Change in Control without consideration therefor.

2.3 Termination of Service.

(a) If Participant experiences a Qualifying Termination, then (i) any PSUs that are Earned PSUs as of such Qualifying Termination shall vest as of the termination date and (ii) any PSUs that are not Earned PSUs as of such Qualifying Termination will be forfeited and terminated without consideration therefor.

(b) The treatment set forth in Section 2.3(a) is subject to and conditioned upon Participant’s (or Participant’s estate’s) timely execution, delivery and non-revocation of a general release of claims in the form attached hereto as Exhibit C (the “Release”) and continued compliance with the Restrictive Covenants (as defined below) through the effective date of the Release. The Release shall be delivered to Participant (or Participant’s estate’s) within five business days following the termination date, and Participant shall have 21 days thereafter (or 45 days, if necessary to comply with Applicable Law) to execute and deliver the Release to the Company. The Company may update the Release attached hereto to the extent necessary to reflect changes in law.

(c) If Participant experiences a termination of Service for any reason other than a Qualifying Termination, all PSUs that have not become vested on or prior to the date of such termination of Service (including any Earned PSUs) automatically will be forfeited and terminated as of the termination date without consideration therefor.

2.4 Forfeiture.

(a) Any PSUs that remain outstanding and are not Earned PSUs as of the close of business on the Expiration Date automatically will be forfeited and terminated at the close of business on the Expiration Date without consideration therefor.

(b) Upon Participant’s material breach of any of the Restrictive Covenants, any PSUs underlying the Award that remain outstanding as of the date of such breach (if any) automatically will be forfeited and terminated as of the date that such breach is determined by a court of competent jurisdiction.

(c) Dividend Equivalents (including any Dividend Equivalent Account balance) will be forfeited upon the forfeiture of the PSUs with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.

2.5 Settlement.

(a) The PSUs will be paid in Shares, and Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in cash or Shares, as soon as practicable and in any event within 45 days after the vesting date of the applicable PSU, as determined pursuant to Section 2.2, Section 2.3(a) or Exhibit B.

(b) Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A. For the avoidance of doubt, any Dividend Equivalents granted in connection with the PSUs issued hereunder, and any amounts that may become distributable in respect thereof, shall be treated separately from such PSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A.

(c) If a Dividend Equivalent is paid in Shares, the number of Shares paid with respect to the Dividend Equivalent will equal the quotient, rounded down to the nearest whole Share, of the Dividend Equivalent Account balance divided by the Fair Market Value of a Share on the day immediately preceding the payment date.

ARTICLE III.

TAXATION AND TAX WITHHOLDING

3.1 Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this award of PSUs and Dividend Equivalents (the “Award”) and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2 Tax Withholding.

(a) Payment of the withholding tax obligations with respect to the Award may be by any of the following, or a combination thereof:

(i) Cash or check;

(ii) Subject to Section 10.17 of the Plan, delivery (including electronically or telephonically to the extent permitted by the Company) by Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company that Participant has placed a market sell order with such broker with respect to Shares then-issuable upon settlement of the Award, and that the broker has been directed to deliver promptly to the Company funds sufficient to satisfy the applicable tax withholding obligations; provided, that payment of such proceeds is then made to the Company at such time as may be required by the Administrator; or

(iii) By the Company withholding, or causing to be withheld, Shares otherwise vesting or issuable under this Award in satisfaction of any applicable withholding tax obligation. The number of Shares which may be so withheld shall be such number of Shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.

(b) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs and the Dividend Equivalents, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the PSUs or Dividend Equivalents. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PSUs or the Dividend Equivalents or the subsequent sale of Shares. The Company and its Subsidiaries do not commit and are under no obligation to structure the PSUs or Dividend Equivalents to reduce or eliminate Participant’s tax liability.

ARTICLE IV.

OTHER PROVISIONS

4.1 Adjustments. Participant acknowledges that the PSUs, the Shares subject to the PSUs, the Dividend Equivalents and the Price Per Share Goals are subject to adjustment, modification and/or termination in certain events as provided in this Agreement and the Plan. For purposes of clarity, in connection with an Equity Restructuring the Price Per Share Goals shall be subject to Section 8.1 of the Plan.

4.2 Clawback. Notwithstanding Section 10.13 of the Plan, the Award and the Shares issuable hereunder shall be subject to (i) any Company clawback or recoupment policy required in order to comply with Applicable Law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder and (ii) any Company clawback or recoupment policy approved by the Company’s Board which applies to the senior executives of the Company. The Company and Participant acknowledge that neither this Section 4.2 nor Section 10.13 of the Plan are intended to limit any clawback and/or disgorgement of the Award and/or the Shares issuable hereunder pursuant to Section 304 of the Sarbanes-Oxley Act of 2002.

4.3 Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s General Counsel at the Company’s principal office or the General Counsel’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.4 Transferability. Without limiting the generality of any other provision in this Agreement, this Award shall be subject to the restrictions on transferability set forth in Section 9.1 of the Plan. In addition, notwithstanding anything to the contrary contained herein, Participant shall not, without the consent of the Administrator (which shall not be unreasonably withheld), sell, pledge, assign, hypothecate, transfer or otherwise dispose of (collectively, “Transfer”) any Shares delivered under this Agreement prior to the second (2nd) anniversary of the applicable Vesting Date(s) (the “Post-Vesting Transfer Restrictions”). Notwithstanding the foregoing, the Post-Vesting Transfer Restrictions shall not apply to (i) any Transfer of Shares to the Company, (ii) any Transfer in satisfaction of any tax withholding obligations with respect to the Award, (iii) any Transfer following Participant’s termination of Service due to death or Disability, including without limitation by will or pursuant to the laws of descent and distribution, (iv) subject to the consent of the Administrator (which shall not be unreasonably withheld), any Transfer of the Shares to an estate planning vehicle of Participant or (v) any Transfer upon the occurrence of or following a Change in Control (or such earlier time as is necessary in order for Participant to participate in such Change in Control transaction with respect to the Shares and receive the consideration payable with respect thereto in connection with such Change in Control). If any Shares are Transferred to an estate planning vehicle of Participant in accordance with the foregoing sentence, then the Shares shall continue to be subject to all terms and conditions set forth herein (including with respect to the Post-Vesting Transfer Restrictions)

and Participant and the transferee shall execute any documents reasonably requested by the Administrator to (x) confirm the status of the transferee as an estate planning vehicle of Participant, (y) satisfy any requirements for the Transfer under Applicable Law and (z) evidence such Transfer.

4.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.6 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

4.7 Successors and Assigns. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.8 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the PSUs and Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.9 Restrictive Covenants. In consideration of the benefits being provided to Participant pursuant to this Agreement, Participant agrees to be bound by the restrictive covenants (the “Restrictive Covenants”) contained in Section 9 of the Amended and Restated Employment Agreement by and between Traeger Pellet Grills, LLC and Participant, dated as of September 27, 2017 (the “Employment Agreement”) are incorporated herein by reference.

4.10 Entire Agreement; Amendment. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that except as may otherwise be provided by Article VIII and Sections 10.4 and 10.6 of the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs or Dividend Equivalents without the prior written consent of Participant.

4.11 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.12 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs and Dividend Equivalents, and rights no greater than the right to receive cash or the

Shares as a general unsecured creditor with respect to the PSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.

4.13 Not a Contract of Service. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.14 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

* * * * *

Exhibit B

EARNED PSUS; VESTING SCHEDULE

Earned PSUs

The PSUs will become “Earned PSUs” based on the achievement of Price Per Share Goals set forth in the table below during the Performance Period, subject to certification by the Administrator that the applicable Price Per Share Goal has been achieved (provided that no such certification shall be required in the event one or more Price Per Share Goals are achieved as a result of the occurrence of a Change in Control).

Vesting Tranche	Price Per Share Goal[2]			Number of Earned PSUs[3]
“First Vesting Tranche”	$	[___	]	[___	]
“Second Vesting Tranche”	$	[___	]	[___	]
“Third Vesting Tranche”	$	[___	]	[___	]
“Fourth Vesting Tranche”	$	[___	]	[___	]
“Fifth Vesting Tranche”	$	[___	]	[___	]

For the avoidance of doubt, each Price Per Share Goal for an Earned PSU may be achieved only once during the Performance Period and more than one Price Per Share Goal may be achieved on a particular date. For example, if the first Price Per Share Goal of $[___] per share is determined by the Administrator to have been satisfied on January 1, 2023, the Price Per Share thereafter drops below such level and again reaches $[___] per share during the 60 consecutive trading day period ending September 30, 2023, no additional PSUs shall become Earned PSUS as a result of reaching the same Price Per Share Goal for a second time.

Vesting of Earned PSUs

Except as otherwise provided in Sections 2.2 through 2.4 of the Agreement, with respect to any PSUs that become Earned PSUs, such Earned PSUs shall vest on the applicable “Vesting Date” set forth in the table below based on such Earned PSUs’ Vesting Tranche. For the avoidance of doubt, PSUs may become Earned PSUs based on achievement of the Price Per Share Goals prior to the applicable Vesting Date, including, without limitation, prior to the first anniversary of the IPO Date.

Earned PSUs’ Vesting Tranche	Vesting Date
First Vesting Tranche

•  50% on the later of first anniversary of IPO Date and date on which the Price Per Share Goal is achieved;

•  50% on the later of second anniversary of IPO Date and date on which the Price Per Share Goal is achieved

Second Vesting Tranche	• 50% on the later of second anniversary of IPO Date and date on which the Price Per Share Goal is achieved;

[2]	NTD: Initial price per share goal will equal 125% of the IPO price, and each tranche thereafter will be 125% of the prior goal.
[3]	NTD: Each tranche will represent 20% of the total PSUs.

• 50% on the later of third anniversary of IPO Date and date on which the Price Per Share Goal is achieved
Third Vesting Tranche

•  50% on the later of third anniversary of IPO Date and date on which the Price Per Share Goal is achieved;

•  50% on the later of fourth anniversary of IPO Date and date on which the Price Per Share Goal is achieved

Fourth Vesting Tranche

•  50% on the later of fourth anniversary of IPO Date and date on which the Price Per Share Goal is achieved;

•  50% on the later of fifth anniversary of IPO Date and date on which the Price Per Share Goal is achieved

Fifth Vesting Tranche

•  50% on the later of fifth anniversary of IPO Date and date on which the Price Per Share Goal is achieved;

•  50% on the later of sixth anniversary of IPO Date and date on which the Price Per Share Goal is achieved

In no event may more than [______]4 PSUs vest pursuant to this Award.

Definitions

“CIC Price” means the price per share of Common Stock (or, in connection with a sale or other disposition of all or substantially all of the Company’s assets, the implied price per share of Common Stock) paid by an acquiror in connection with such Change in Control or, to the extent that the consideration in the Change in Control transaction is paid in stock of the acquiror or its affiliate, then, unless otherwise determined by the Administrator, the CIC Price shall mean the value of the consideration paid per Share based on the average of the closing trading prices of a share of such acquiror stock on the principal exchange on which such shares are then traded for each trading day during the five consecutive trading days ending on and including the date on which a Change in Control occurs. In the event the consideration in the Change in Control takes any other form, the value of such consideration shall be determined by the Administrator in its good faith reasonable discretion in a manner intended to not diminish the value of the Award to Participant.

“IPO Date” means the date on which the closing of the underwritten public offering of the Company’s Common Stock occurs.

“Performance Period” means the period beginning on (and including) the IPO Date and ending on (and including) the Expiration Date.

“Price Per Share” means the Fair Market Value per Share.

“Price Per Share Goal” means a target average Price Per Share as set forth in the table above measured over any 60 consecutive trading-day period during the Performance Period; provided, however, that if a Change in Control occurs, then the Price Per Share Goals shall be evaluated solely by reference to the CIC Price (other than in connection with a Change in Control that is solely a Non-Transactional Change in Control). For the avoidance of doubt, the Price Per Share does not need to be maintained over the 60

[4]	NTD: Will refer to total number of PSUs granted.

B-2

consecutive trading day period and achievement of the Price Per Share Goal shall be determined based on the average Price Per Share over a 60 consecutive trading-day period.

“Vesting Tranche” means each of the First Vesting Tranche, Second Vesting Tranche, Third Vesting Tranche, Fourth Vesting Tranche and Fifth Vesting Tranche.

B-3

Exhibit C

GENERAL RELEASE

1. Release. For valuable consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Traeger, Inc., a Delaware corporation (“Company”), and the Company’s partners, subsidiaries, associates, affiliates, successors, heirs, assigns, directors, officers and employees of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or service, or termination of employment or service, of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment or service; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment or service of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act (“ADEA”), the Americans With Disabilities Act.

2. Claims Not Released. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under the performance-based restricted stock unit award agreement between the undersigned and the Company (to which this Release is attached) or as a holder of any securities of the Company, (ii) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iii) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company, under any directors’ and officers’ liability insurance policy or under the bylaws, certificate of incorporation or other similar governing document of the Company, (iv) to any Claims which cannot be waived by an employee under applicable law or (v) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

3. Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the undersigned from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the undersigned’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), (1) the undersigned will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (2) the undersigned acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

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4. Representations. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

5. No Action. The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. Notwithstanding the foregoing, this provision shall not apply to any suit or Claim to the extent it challenges the effectiveness of this Release with respect to a claim under the ADEA.

6. No Admission. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

7. [OWBPA. The undersigned agrees and acknowledges that this Release constitutes a knowing and voluntary waiver and release of all Claims the undersigned has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Worker’s Benefit Protection Act and the ADEA. In accordance with the Older Worker’s Benefit Protection Act, the undersigned is hereby advised as follows:

(i)

the undersigned has read the terms of this Release, and understands its terms and effects, including the fact that the undersigned agreed to release and forever discharge the Company and each of the Releasees, from any Claims released in this Release;

(ii)

the undersigned understands that, by entering into this Release, the undersigned does not waive any Claims that may arise after the date of the undersigned’s execution of this Release, including without limitation any rights or claims that the undersigned may have to secure enforcement of the terms and conditions of this Release;

(iii)

the undersigned has signed this Release voluntarily and knowingly in exchange for the consideration described in this Release, which the undersigned acknowledges is adequate and satisfactory to the undersigned and which the undersigned acknowledges is in addition to any other benefits to which the undersigned is otherwise entitled;

(iv)	the Company advises the undersigned to consult with an attorney prior to executing this Release;

(v)

the undersigned has been given at least [21][5] days in which to review and consider this Release. To the extent that the undersigned chooses to sign this Release prior to the expiration of such period, the undersigned acknowledges that the undersigned has done so voluntarily, had sufficient time to consider the Release, to consult with counsel and that

[5]	NTD: Use 45 days in a group termination, and include information regarding terminated positions.

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the undersigned does not desire additional time and hereby waives the remainder of the [21]-day period; and

(vi)

the undersigned may revoke this Release within seven days from the date the undersigned signs this Release and this Release will become effective upon the expiration of that revocation period if the undersigned has not revoked this Release during such seven-day period. If the undersigned revokes this Release during such seven-day period, this Release will be null and void and of no force or effect on either the Company or the undersigned and the undersigned will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Release. Any revocation must be in writing and sent to [name], via electronic mail at [email address], on or before 11:59 p.m. Mountain time on the seventh day after this Release is executed by the undersigned.][6]

8. Acknowledgement. The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by the undersigned with respect to the matters released in this Release, and the undersigned agrees that this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

9. Governing Law. This Release is deemed made and entered into in the State of Utah, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of Utah, to the extent not preempted by federal law.

IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____.

Jeremy Andrus

[6]	NTD: Include as applicable.

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